As filed with the Securities and Exchange Commission on May 9, 2012

Registration No. 333 - ____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
DREW INDUSTRIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3250533 (I.R.S. Employer Identification No.)

200 Mamaroneck Avenue
White Plains, New York 10601
(914) 428-9098
(Address of Principal Executive Offices) (Zip Code)
_________________________
Drew Industries Incorporated
Equity Award and Incentive Plan, as Amended and Restated
(Full title of the plan)
_________________________
Fredric M. Zinn
President and Chief Executive Officer
Drew Industries Incorporated
200 Mamaroneck Avenue
White Plains, New York 10601
(914) 428-9098
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
_________________________
Copies to:
Brian Brodrick, Esq.
Phillips Nizer LLP
666 Fifth Avenue
New York, New York 10103
(212) 977-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one): Large accelerated filer ☐  Accelerated filer ☑  Non-accelerated filer ☐ (Do not check if a smaller reporting company)  Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	924,855	$28.04 (1)(2)	$25,932,934 (2)	$2,971.91

(1)
Used only for purpose of calculating the amount of the registration fee. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions.

(2)	The registration fee is based upon the average of the high and low prices of the shares of Common Stock as reported on the New York Stock Exchange on May 8, 2012, as prescribed by Rule 457(c).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 924,855 shares of Common Stock of Drew Industries Incorporated, a Delaware corporation (the “Registrant”) to be granted under the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated (as amended, the “Plan”).  Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 relating to the Plan filed on June 25, 2002 (Registration No. 333-91174), March 14, 2007 (Registration No. 333-141276), August 8, 2008 (Registration No. 333-152873) and August 10, 2009 (Registration No. 333-161242) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.

The following documents, which have been filed by Registrant with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

1.	Annual Report on Form 10-K, for the fiscal year ended December 31, 2011.

2.
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (1) above.

3.
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents.

The Registrant will provide without charge to any participant in the Plan, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents).  Requests should be directed by mail to Harvey F. Milman, Secretary, Drew Industries Incorporated, 200 Mamaroneck Avenue, White Plains, New York 10601, by phone at (914) 428-9098 or by e-mail with “Secretary” in the subject to drew@drewindustries.com.

Item 4.              Description of Securities.

Not Applicable.

Item 5.              Interests of Named Experts and Counsel.

Certain matters with respect to the validity of the Registrant’s Common Stock to be issued pursuant to the Plan are being passed upon for the Registrant by Phillips Nizer LLP, New York, New York.  As of the date hereof, Harvey F. Milman, who is of counsel to Phillips Nizer LLP and served as the Registrant’s assistant secretary for more than five years, and has been the Vice President-Chief Legal Officer since March 2005 and Secretary since May 2007, beneficially owns 24,400 shares of the Registrant’s Common Stock, including options to purchase 16,600 shares which are currently exercisable.

Item 6.              Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney’s fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the subject conduct was unlawful.  If the claim was brought against any such person by or in the right of the Registrant, the Registrant may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Registrant, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

The Registrant’s Restated Certificate of Incorporation provides that the Registrant may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law.  In addition, the Restated Certificate of Incorporation provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant has entered into Indemnification Agreements with each of its directors and executive officers (and the executive officers of its subsidiaries, Kinro, Inc. and Lippert Components, Inc.).  In doing so, the Registrant incorporated into contract its existing obligations for indemnification and advancement of indemnifiable expenses which currently are included in the Registrant’s Restated Certificate of Incorporation and Amended By-laws, and as provided by Section 145 of the Delaware General Corporation Law.  Management believes that it is in the best interests of the Registrant to make service to the Registrant more attractive to existing and prospective directors and executive officers by virtue of the security afforded by contract.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.              Exemption From Registration Claimed.

Not Applicable.

Item 8.              Exhibits.

Exhibit Nos.	Description of Exhibits
5.1*	Opinion of Phillips Nizer LLP
10.1+	Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated
23.1*	Consent of KPMG LLP
23.3*	Consent of Phillips Nizer LLP (included in Exhibit 5.1)*
_______________

*	Filed herewith.

+	Incorporated by reference to Exhibit A to the Registrant’s definitive Proxy Statement dated April 8, 2011.

Item 9.              Undertakings.

1.	The undersigned Registrant hereby undertakes:

(i)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(B)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(A) and (1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(ii)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv)         That, for the purpose of determining liability of the Registrant under the Securities act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 9th day of May, 2012.

DREW INDUSTRIES INCORPORATED

By:	/s/ Fredric M. Zinn
Fredric M. Zinn, President and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Fredric M. Zinn and Joseph S. Giordano III and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all other documents in connection, therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Leigh J. Abrams Leigh J. Abrams	Chairman of the Board	May 9 2012
/s/ Fredric M. Zinn Fredric M. Zinn	Director, President and Chief Executive Officer (Principal Executive Officer)	May 9, 2012
/s/ Joseph S. Giordano III Joseph S. Giordano III	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 9, 2012
/s/ James F. Gero James F. Gero	Lead Director	May 9, 2012
/s/ Edward W. Rose, III Edward W. Rose, III	Director	May 9, 2012
/s/ Frederick B. Hegi, Jr. Frederick B. Hegi, Jr.	Director	May 9, 2012
/s/ David A. Reed David A. Reed	Director	May 9, 2012
/s/ John B. Lowe, Jr. John B. Lowe, Jr.	Director	May 9, 2012
/s/ Jason D. Lippert Jason D. Lippert	Director	May 9, 2012
/s/ Brendan J. Deely Brendan J. Deely	Director	May 9, 2012

Exhibit Index

Exhibit Nos.	Description of Exhibits	Page No.
5.1	Opinion of Phillips Nizer LLP
23.1	Consent of KPMG LLP
23.3	Consent of Phillips Nizer LLP (included in Exhibit 5.1)